Exhibit 99.1
OncoGenex Announces that a Randomized, Investigator-Sponsored Phase 2 Study Evaluating OGX-427
has Received Grant Funding
BOTHELL, WA and VANCOUVER, BC—January 6, 2010 — OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI), today announced that a randomized, controlled, investigator-sponsored Phase 2 clinical trial evaluating OGX-427 when administered as a monotherapy to patients with castrate resistant prostate cancer (CRPC) has received grant funding. The funds were awarded by a third party granting agency to Dr. Kim Chi, a medical oncologist at the BC Cancer Agency, Research Scientist at the Vancouver Prostate Centre and the principal investigator of the OGX-427 Phase 2 trial.
The randomized, controlled Phase 2 study will enroll up to 72 patients and is designed to determine the potential benefit of OGX-427 by evaluating the number of patients who are without disease progression at 12 weeks post study treatment with or without OGX-427. This Phase 2 trial will also measure the direct effect of OGX-427 on PSA levels, time to progression by PSA or measurable disease, numbers of circulating tumor cells (CTCs) and other relevant secondary endpoints. The trial is expected to start by mid 2010 following final analysis of Phase 1 data and approval by Health Canada and the institutional review board. As previously reported, a Phase 1 trial of OGX-427 administered systemically as a single agent to patients with various solid tumors showed reductions in tumor markers associated with prostate and ovarian cancer as well as reductions in total circulating tumor cells.
OGX-427 is a second-generation antisense drug that is designed to reduce production of Heat Shock Protein 27 (Hsp27), a cell-survival protein that inhibits treatment-induced cell death through multiple pathways, including the androgen receptor (AR). Preclinical studies have shown that androgen bound to the AR on prostate tumor cells induces rapid Hsp27 phosphorylation that in turn enhances AR activity and prostate cancer cell survival. OGX-427-induced knockdown of Hsp27 led to AR degradation, decreased PSA levels, and delayed progression of castration resistant prostate tumors.
“The results from our Phase 1 program supports the development of OGX-427 in a number of solid tumors. This grant-funded Phase 2 trial in prostate cancer complements a separate ongoing clinical investigation of OGX-427 in bladder cancer funded by the National Cancer Institute of Canada. We are also considering a randomized Phase 2 clinical trial investigating OGX-427 in ovarian cancer,” said Scott Cormack, President and Chief Executive Officer of OncoGenex. “The OGX-427 trials in prostate and bladder cancer are consistent with our strategy to advance our pipeline with minimal impact on our burn rate.”
“The reduction in circulating tumor cells and tumor markers seen during a previously reported Phase 1 study of OGX-427 administered as a single agent has been very encouraging,” said Dr. Kim Chi. “Given the well-tolerated safety profile for OGX-427 and the limited number of proven systemic therapeutic options for CRPC, demonstration of clinical benefit for single-agent OGX-427 would be an important alternative therapy for patients.”
“This Phase 2 trial of OGX-427 is designed to confirm the pre-clinical observations that OGX-427 inhibits multiple Hsp27-regulated pathways that enhance prostate tumor cell survival,” said Dr. Martin Gleave, Chief Scientific Officer at OncoGenex, and Distinguished Professor of Urologic Sciences at University of British Columbia. “Targeting Hsp27 as a therapy is attractive as it suppresses many pathways implicated in cancer progression and resistance, including the AR which is of critical importance in CRPC, as opposed to targeting of a single pathway which might be expected to have limited benefits.”

About OGX-427
OGX-427 is designed to reduce levels of Hsp27, a protein that is over-produced in response to many cancer treatments including hormone ablation therapy, chemotherapy and radiation therapy. Hsp27 production has been shown to inhibit cell death in tumor cells through a variety of mechanisms.
In August 2009, OncoGenex announced the first patient dosed in an open label, dose-escalation, Phase 1 clinical trial evaluating OGX-427 when administered directly into the bladder in patients with bladder cancer. The study, which will enroll up to 36 patients with bladder cancer, is designed to determine the safety and potential benefit of OGX-427 administered directly into the bladder using a catheter, which is called intravesical instillation. In addition, the study will measure the direct effect of OGX-427 on expression of Hsp27 in bladder tumor cells as well as determine the pharmacokinetics and pharmacodynamics of OGX-427 when delivered by intravesical instillation. The study is sponsored by the National Cancer Institute of Canada (NCIC).
OGX-427 is also being evaluated in a separate Phase 1 clinical trial for the systemic (intravenous) treatment of solid tumors including prostate, non-small cell lung, breast, ovarian, and bladder cancers. OncoGenex announced preliminary results of this Phase 1 trial presented during an oral presentation at the 2009 American Society of Clinical Oncology (ASCO) Annual Meeting. Results as of May 2009 showed that OGX-427 was well tolerated as a monotherapy. In addition, after treatment with OGX-427 most patients experienced declines in circulating tumor cells at all doses evaluated as well as evidence of reduction in tumor markers. Reductions in circulating tumor cells and tumor markers suggest single-agent activity warranting further clinical investigation.
About OncoGenex Pharmaceuticals
OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical have entered a global collaboration and license agreement to develop and commercialize OncoGenex’s lead drug candidate, OGX-011. The companies expect to initiate two Phase 3 trials in castrate resistant prostate cancer in 2010, and a third Phase 3 trial in non-small cell lung cancer in early 2011; OGX-427 is in Phase 1 clinical development; SN2310 has completed a Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development.
OGX-011, OGX-427 and OGX-225 utilize second-generation antisense technology, licensed from Isis Pharmaceuticals (NASDAQ: ISIS), to target and inhibit production of specific proteins which OncoGenex believes are important in tumor progression and treatment resistance. Key intellectual property related to OGX-011, OGX-427 and OGX-225 were discovered by the University of British Columbia and the Vancouver Prostate Centre, and were exclusively licensed to OncoGenex.
OncoGenex’ Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated clinical and other product development activities and timing and costs of these activities. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year 2008. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.
More information about OncoGenex is available at www.oncogenex.com.

OncoGenex Contact:	Media and Investor Contact:
Scott Cormack	Jason Spark
President & CEO	Porter Novelli Life Sciences
(604) 630-5400	(619) 849-6005
scormack@oncogenex.com	jspark@pnlifesciences.com